EXHIBIT 23.1
CONSENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-168256, 333-187211 and 333-196245 on Form S-8 of our reports dated March 11, 2021, relating to the financial statements of Vishay Precision Group, Inc. (the "Company") and the effectiveness of the Company’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2020.

Brightman Almagor Zohar & Co.
A Firm in the Deloitte Global Network

Tel Aviv, Israel

March 11, 2021